UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 3, 2011

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California		92606
(Address of principal executive offices)		(Zip Code)

(949) 863-3144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On August 3, 2011, Newport Corporation (the “Registrant”) announced its financial results for the second quarter and six months ended July 2, 2011, and its financial outlook for the third quarter and full year of 2011. The press release issued by the Registrant in connection with the announcement is attached to this report as Exhibit 99.1.

This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

In the press release attached to this report as Exhibit 99.1, the Registrant has supplemented certain of its financial measures prepared in accordance with accounting principles generally accepted in the United States (GAAP) with non-GAAP financial measures. These non-GAAP financial measures and the reasons for their inclusion are described below. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Registrant’s financial measures prepared in accordance with GAAP.

The Registrant has provided non-GAAP measures of net income and net income per diluted share for the three and six months ended July 2, 2011 and July 3, 2010, which exclude a number of items that management considers to be outside of the Registrant’s core operating results. The items excluded from these non-GAAP measures are summarized below, and a table detailing the excluded items and reconciling such non-GAAP results with the Registrant’s GAAP results is included following the statements of income that are a part of the press release.

For the three months ended July 2, 2011, the non-GAAP measures have been adjusted to exclude (1) acquisition-related costs resulting primarily from the Registrant’s pending acquisition of Ophir Optronics Ltd. and recent acquisition of High Q Technologies GmbH, which closed on July 29, 2011; (2) a gain associated with the recovery of amounts related to a previously divested business; and (3) the income tax impact related to the foregoing excluded amounts. For the six months ended July 2, 2011, the non-GAAP measures have been adjusted to exclude (1) acquisition-related costs as described in the foregoing sentence; (2) the gain described in the foregoing sentence; (3) a gain recorded in the first quarter of 2011 resulting from a non-recurring currency translation adjustment; and (4) the income tax impact of the foregoing excluded amounts.

For the three and six months ended July 3, 2010, the non-GAAP measures have been adjusted to exclude a loss on the sale of assets and related costs associated with the divestiture of the Registrant’s Hilger Crystals business and the income tax impact of such loss.

The Registrant has provided these non-GAAP results and guidance with the intent of providing both management and investors with a more complete understanding of the Registrant’s underlying operational results and performance trends and a more meaningful basis for comparison of the Registrant’s results with its historical and future financial results. In addition, these adjusted non-GAAP measures are among the primary indicators that management uses as a basis for its planning and forecasting and may also be used by management for other purposes including its evaluation of performance to determine the achievement of goals under the Registrant’s incentive plans.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 3, 2011 (furnished pursuant to Item 2.02 and not deemed filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 3, 2011	NEWPORT CORPORATION

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 3, 2011 (furnished pursuant to Item 2.02 and not deemed filed).